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                                                                   EXHIBIT 10.11

                             EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of the ____ day of May, 1998, between KNIGHT/TRIMARK GROUP, INC. (the "Company"), a corporation of the State of Delaware, and WALTER RAQUET ("the Employee").

                                  WITNESSETH

          WHEREAS, the Employee is one of the founders and initial members of the Company, which, through its subsidiaries, is engaged in the business of operating a wholesale over-the-counter market maker business and a third-market broker-dealer business;

          WHEREAS, the Company recognizes that the Employee has special skills, knowledge and expertise essential to the Company's operations; and

          WHEREAS, the Company desires to employ the Employee and the Employee desires to be employed by the Company on the terms provided herein.

          NOW, THEREFORE, the Company and the Employee, in consideration of the agreements contained herein, agree as follows:
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1.   EMPLOYMENT.

     The Company shall employ the Employee to perform the duties described in this Agreement, upon the terms and conditions set forth herein, and the Employee accepts such employment.

2.   DUTIES.

     The Employee shall serve as Executive Vice President of the Company and Chief Operating Officer of Knight Securities, Inc., or such other position or positions as may be agreed in writing between the Employee and the Company, and shall perform such duties, services and responsibilities incident to such position or positions as determined from time to time by the Board of Directors of the Company (the "Board of Directors"). The Employee shall devote his full business time, attention and skill to the performance of such duties, services and responsibilities, and will use his best efforts to promote the interests of the Company. The Employee will not, without the prior written approval of the Board of Directors, engage in any other business activity which would interfere with the performance of his duties, services and responsibilities hereunder or which is in violation of policies established from time to time by the Company.

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3.   EMPLOYMENT TERM.

     The term of employment under this Agreement (the "Employment Term") shall be for a period beginning on the date of the closing of the Initial Public Offering (the "Closing") and ending on the fourth anniversary thereof (the "Initial Termination Date"), unless earlier terminated as provided herein; provided, however, that the Employment Term shall be automatically extended for
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one-year periods unless either the Company or the Employee provides the other party with written notice at least 60 days prior to any extension date that it or he desires to terminate the Employee's employment under this Agreement. The term of this Agreement shall be coincident with the Employment Term and the Employment Term shall include any extensions provided in this Section 3.

4.   COMPENSATION.

     As full compensation for his services to the Company, and on the condition that the Employee faithfully keeps and performs every condition and covenant hereunder:

     (A) SALARY. The Company shall during the Employment Term pay the Employee a salary (the "Salary") at an annual rate of $250,000, payable in equal monthly installments on the first day of each month ("Salary"). From time to time, the Board of Directors may increase the Salary as it deems appropriate.

     (B) BONUS. The Company agrees to adopt, effective on the first day of the Employment Term, the Knight/Trimark Group, Inc. 1998 Management

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Incentive Performance Plan (the "Plan").  The Plan is incorporated herein by reference. The Employee shall be eligible to be paid a bonus (the "Bonus") from the Plan pursuant to the terms and conditions provided therein.

     (C) BENEFITS. In addition to the payment of Salary and any Bonus which may become payable as described above, the Employee shall be entitled to health, disability and life insurance benefits generally available to management employees of the Company having comparable responsibilities and for the reimbursement of all reasonable and documented business expenses.

     (D) SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. In addition to the Salary Bonus and Benefits described above, the Company agrees to adopt, effective on the first day of the Employment Term, a Supplemental Executive Retirement Plan ("SERP"). The SERP is incorporated herein by reference. The employee shall be eligible to participate in the SERP pursuant to the terms and conditions provided therein.

     The Salary and Bonus shall be payable in accordance with the normal payroll practices of the Company then in effect and subject to all applicable taxes required to be withheld by the Company pursuant to federal, state or local law. The Employee shall be solely responsible for income and earnings taxes imposed on the Employee by reason of any cash or non-cash compensation and benefits provided hereunder.

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5.   TERMINATION.

     The Employee's employment with the Company will terminate at the end of the Employment Term or upon the earlier occurrence of any of the following events:

     (A)  The death of the Employee.

     (B) The mutual agreement between the Company and the Employee on an early termination date.

     (C) The termination of employment by the Company's unilateral action without "Cause" (as defined below).

     (D) The termination of employment by the Company's unilateral action with Cause.

     (E)  The termination of employment by the Employee's unilateral action.

     In the event of termination of this Agreement, for whatever reason, the Employee agrees to cooperate with the Company and to be reasonably available to the Company with respect to continuing and/or future matters arising out of the Employee's employment or any other relationship with the Company, whether such matters are business-related, legal or otherwise. For purposes of this Agreement, the term "Cause" shall mean (i) misappropriation of any material amount of money or other assets or properties of the Company or any affiliate of the Company, (ii) a material breach by the Employee of the terms of this Agreement, which breach shall remain unremedied for 30 days after notice of the same shall have been given to the Employee by the Company and (iii) the

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conviction of the Employee for a felony. The provisions of this paragraph shall survive termination of this Agreement.

6.   SEVERANCE.

     If the Employee's employment with the Company terminates pursuant to Sections 5(a), (b) or (c), the Company will pay the Employee in one lump sum within 30 days following such termination a severance payment equal to $500,000. The severance payment upon termination shall constitute the exclusive payments due the Employee upon termination under this Agreement, including any payment which may otherwise be payable pursuant to any other separation or severance policy established or maintained by the Company.

7.   EMPLOYEE COVENANTS.

     (A) NON-COMPETE. (i) Subject to section 7(a)(iii), the Employee agrees that the Employee will not, during the Employment Term and for a period of two years thereafter, directly or indirectly own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of or be connected in any manner, including but not limited to holding the positions of shareholder, director, officer, consultant, independent contractor, employee, partner, or investor, with any Competing Enterprise (defined below); provided, however, that the Employee may invest in stocks, bonds, or other
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securities of any person, firm, corporation or their business organization (but

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without otherwise participating in the business thereof) if (i) such stocks, bonds, or other securities are listed on any national securities exchange or are registered under Section 12(g) of the Securities Exchange Act of 1934, and (ii) his investment does not exceed, in the case of any class of the capital stock of any one issuer, one percent of the issued and outstanding shares, or in the case of bonds or other securities, one percent of the aggregate principal amount thereof issued and outstanding.

          (ii) The term "Competing Enterprise" shall mean any person, corporation, partnership or other entity that is engaged in the business of operating a wholesale over-the-counter market maker business or a third market broker-dealer business.

          (iii) Notwithstanding anything to the contrary contained herein, the provisions of Section 7(a)(i) shall not apply from and after the Employee's termination of employment pursuant to Section 5(b) or Section 5(c) above.

     (B) TRADE SECRETS. The Employee agrees and understands that in the Employee's position with the Company, the Employee will be exposed to and receive information relating to the confidential affairs of the Company, including but not limited to business and marketing plans, membership lists, strategies, customer information, other information concerning the Company's services, development, financing, expansion plans, business policies and practices, and other forms of information considered by the Company to be confidential and in the nature of trade secrets. The Employee agrees that during the Employment Term

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and at all times thereafter the Employee will keep such information confidential and not disclose such information, either directly or indirectly, to any third person or entity without the prior written consent of the Company. This confidentiality covenant has no temporal, geographical or territorial restriction. Upon termination of this Agreement, the Employee will promptly supply to the Company all property, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data or any other tangible product or document which has been produced by, received by or otherwise submitted to the Employee during or prior to the Employment Term.

     (C) NON-SOLICITATION. The Employee agrees that (i) if his employment is terminated for any reason he will not for one year following the termination of employment directly or indirectly solicit for employment, including without limitation recommending to any subsequent employer the solicitation for employment of, any key employee employed by the Company, and (ii) he will not at any time during his employment or at any time after termination of employment, publish any statement or make any statement (under circumstances reasonably likely to become public or that he might reasonably expect to become public) critical of the Company, or in any way adversely affecting or otherwise maligning the business or reputation of the Company or any of its affiliates.

     (D)  REMEDY.  The Employee further agrees that any breach of the terms

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of this Section 7 would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law; the Employee therefore also agrees that in the event of said breach or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Employee and/or any and all persons and/or entities acting for and/or with the Employee, without having to prove damages, and to all costs and expenses, including reasonable attorneys' fees and costs, in addition to any other remedies to which the Company may be entitled at law or in equity. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including but not limited to the recovery of damages from the Employee.

     (E) SURVIVAL. The provisions of this Section 7 shall survive any termination of this Agreement and the Employment Term, and the existence of any claim or cause of action by the Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements of this Section 7.

8.   INDEMNIFICATION.

     The Company shall indemnify and hold harmless the Employee to the fullest extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities (joint or several), expenses of any nature

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(including reasonable attorneys' fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits, or proceedings, whether civil, criminal, administrative or investigative, in which the Employee may be involved, or threatened to be involved as a party or otherwise, arising out of or incidental to the formation, business, or activities of or relating to the Company in the Employee's capacity as an employee, officer, member or representative of the Company, regardless of whether the Employee continues to be an employee, officer, member or representative at the time any such liability or expense is paid or incurred; provided, however, that this provision shall not eliminate or limit the
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liability of the Employee (i) for any breach of the Employee's duty of loyalty to the Company or its members, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the Employee received any improper personal benefit and (iv) for any breach of any provision of this Agreement.

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9.   NOTICES.

     All notices, demands, requests or other communications which may be or are required to be given, served, or sent by a party pursuant to this Agreement shall be in writing and shall be hand delivered (including delivery by courier), mailed by first-class, registered or certified mail, return-receipt requested, postage prepaid, or transmitted by telegram, telex or facsimile transmission, addressed as follows:

          (a)  If to the Company:

               Knight/Trimark Group, Inc.
               525 Washington Blvd.
               Jersey City, New Jersey 07310
               Attn:  Mr. Kenneth Pasternak

          (a)  If to the Employee:

               Walter Raquet
               41 Welsh Lane
               New Vernon, New Jersey 07976

     Each Party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent.

10.  SEVERABILITY.

     The invalidity of any one or more provisions hereof shall not affect the remaining portions of this Agreement, all of which are inserted conditionally on their being held valid in law; and in the event that one or more of the provisions

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contained herein should be invalid, or should operate to render this Agreement invalid, this Agreement shall be construed as if such invalid provisions had not been inserted.

11.  WAIVERS.

     Neither the waiver by either party of a breach of or a default under any of the provisions of this Agreement, nor the failure of either party, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, remedy or privilege hereunder, shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights, remedies or privileges hereunder.

12.  ENTIRE AGREEMENT, AMENDMENTS.

     This Agreement contains the entire agreement between the parties with respect to the transactions contemplated herein, and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein and therein. Any amendment or change relating hereto shall be in writing and duly executed by the Employee and the Company.

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13.  GOVERNING LAW.

     This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of New York (but not including the choice of law rules thereof).

14.  ASSIGNMENT.

     All of the provisions hereof shall be binding upon and inure to the benefit of the parties and the heirs, executors, administrators and permitted assigns of Employee and the successors and assigns of the Company; provided that Employee's obligations hereunder are personal and nondelegable, whether by operation of law or otherwise, and except pursuant to the laws of testate or intestate distribution upon the death of Employee, Employee's rights hereunder are not assignable whether by operation of law or otherwise. The Company's rights and obligations hereunder may be freely assigned provided such assignee assumes all of the Company's duties and obligations hereunder.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Employment
Agreement as of the date first above written.

                                  KNIGHT/TRIMARK GROUP, INC.


                                  By: _________________________________
                                      Kenneth Pasternak, President and
                                      Chief Executive Officer


                                  WALTER RAQUET

                                  _____________

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